EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the reference to our firm under the caption “Experts” in this Registration Statement on Form S-4 of Alabama National BanCorporation.

/s/ STEVENS, POWELL & COMPANY, P.A.

Stevens, Powell & Company, P.A.
Jacksonville, Florida
March 20, 2003